Limited Power of Attorney Section 16 Reporting Obligations

POWER
OF
ATTORNEY

The undersigned hereby constitutes and appoints J.
Michael
Herr and Bradley L. Smith, and each of them individually, as the undersigned’s true and lawful attorney-in-fact to:

1.
Execute
for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director, and/or shareholder of Advanced Viral
Research
Corp. (the "Company"), Forms 3, 4 and 5 in accordance with
Section 16(a) of
the Securities Exchange Act of 1934 (the "Act") and the rules thereunder.


2.  Execute for and on behalf of the
undersigned, in the
undersigned’s capacity as a shareholder of the Company and/or in the undersigned’s capacity as an officer, owner or member of any entity or group that is a shareholder of the Company, Schedules 13D and 13G, and any amendments thereto or agreements relating to "group" filings thereof, in accordance with Sections 13(d) and 13(g) of the Act and the rules thereunder.

3.  Do and perform any and
all acts for and on behalf of
the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or Schedule
13D or 13G (including without
limitation executing Form ID and obtaining
CIK, CCC and other codes and
passwords), and timely file such Forms and Schedules with the Securities and Exchange Commission and any stock exchange or similar authority.


The undersigned hereby grants to
each such attorney-in-fact full power
and authority to do and perform any
and every act and thing whatsoever
requisite, necessary or proper to be
done in the exercise of any of the
rights and powers herein granted, as
fully to all intents and purposes as
the undersigned might or could do if
personally present, hereby ratifying
and confirming all that such
attorneys-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13 or 16 of the Act.

This Power of Attorney
shall remain in full force and effect
until the undersigned (and any such
entity or group of which the
undersigned is an officer, owner or member) is no longer required to file
Forms 3, 4 and 5, and Schedules 13D or 13G, with respect to the undersigned’s (or such entity’s or group's) holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN TESTIMONY
WHEREOF, the undersigned has caused
this Power of Attorney to be executed
this 26th day of May, 2005.

/s/
James F. Dicke II